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                                                             Exhibit 21

                 SUBSIDIARIES OF REGISTRANT

1)	One Valley Bank, National Association, a national banking
association organized under the laws of the United States of America.

2)	One Valley Bank of Huntington, Inc., a West Virginia banking corporation.

3)	One Valley Bank of Mercer County, Inc., a West Virginia banking corporation.

4)	One Valley Bank-East, National Association, a national banking association organized under the laws of the United States of America.

5)	One Valley Bank of Oak Hill, Inc., a West Virginia banking
corporation.

6)	One Valley Bank of Ronceverte, National Association, a national banking association organized under the laws of the United States of America.

7)	One Valley Bank of Morgantown, Inc., a West Virginia banking corporation.

8)	One Valley Bank of Summersville, Inc., a West Virginia banking corporation.

9)	One Valley Bank-North, Inc., a West Virginia banking
corporation.

10)	One Valley Bank of Marion County, National Assocation, a
national banking association organized under the laws of the United States of America.

11)	One Valley Bank of Clarksburg, National Association, a national banking association organized under the laws of the United States of America.

12)	One Valley Services, Inc., a West Virginia corporation.

13)	One Valley Square, Inc., a Texas corporation.